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                                                                   Exhibit 4.04

                         CCC INFORMATION SERVICES GROUP INC.
                                1997 STOCK OPTION PLAN


1.   PURPOSE

     The purpose of this 1997 Stock Option Plan (the "Plan") is to promote the growth and general prosperity of CCC Information Services Group Inc., a Delaware corporation ("CCCISG"), and its direct and indirect subsidiaries, including CCC Information Services Inc., a Delaware corporation ("CCC"), and subsidiaries of CCC (collectively, the "CCCISG Companies"). Under the Plan, certain employees of the CCCISG Companies will be eligible to receive grants of options to purchase shares of CCCISG common stock as an incentive to contribute to the success of the CCCISG Companies.

2.   DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as males, and unless the context clearly indicates otherwise, words in the singular shall be deemed to refer also to the plural.

     (a) "Commencement Date" shall mean the date on which an Option is granted.

     (b) "Committee" means the Compensation Committee of the Board of Directors of CCCISG or such other committee as the Board by resolution shall designate. The Committee shall not include members who are officers or otherwise employed by CCCISG, or its subsidiaries.

     (c) "Common Stock" means the $.10 par value per share common stock of CCCISG.

     (d) "Disabled" shall have the following meaning: An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require. The Committee shall have the final decision in determining if a party is disabled as defined herein.



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     (e)  "Employee" means an employee of at least one of the CCCISG
Companies.

     (f) "Exercise Price" means either, as the context requires, the price per Share (not less than the greater of the stock price as quoted on the Nasdaq National Market, or such other public exchange or market as designated by the Committee, as of the close of business on the Commencement Date or the fair market value as of the Commencement Date as determined by the Committee) that shall be tendered to CCCISG upon exercise of the Option, or the aggregate price that shall be tendered to CCCISG in payment for Shares upon exercise of an Option or a portion of the Option.

     (g) "Grantee" means an individual to whom an Option is granted under the Plan.

     (h)  "Option" means a right granted to purchase Shares under the Plan.

     (i) "Stock Option Agreement" means the written instrument embodying an agreement between CCCISG and a Grantee, as provided in the Plan, evidencing the grant of an Option to the Grantee.

     (j) "Plan" means the CCC Information Services Group Inc. 1997 Stock Option Plan as set forth herein, as may be amended from time to time.

     (k)  "Shares" means shares of Common Stock.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. The Committee may take action only upon the agreement of a majority of its members then in office. Any action taken by the Committee through a written instrument signed by a majority of its members then in office shall be effective as though taken at a meeting duly called and held. All decisions, determinations, and interpretations of the Committee shall be final and binding on all concerned.

4.   SHARES OF COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE PLAN

     Subject to the provisions of Section 9, the aggregate number of Shares that may be issued upon the exercise of Options granted under the Plan shall be 1,500,000 Shares. Such Shares may be either authorized, but unissued Shares, or Shares issued and thereafter reacquired by CCCISG.


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5.   ELIGIBILITY

     Options shall be granted for Shares in the amounts, at the Exercise Price, and to the Employees as determined in the sole discretion of the Committee. Subject to all of the other terms and conditions hereinafter set forth, an Option may be exercised by Grantee after the respective dates of the grant, but no later than ten (10) years from the date of the Stock Option Agreement, namely:

     (a) One (1) year after the Commencement Date the Option may be exercised in respect of twenty five percent (25%) of the aggregate number of shares granted.

     (b) On or after the second (2nd) anniversary of the Commencement Date, the Option may be exercised in respect of an additional twenty five percent (25%) of the aggregate number of shares granted. Each succeeding anniversary date thereafter the option may be exercised in respect of an additional twenty five percent (25%) of the aggregate number of shares granted until all options have been fully vested.

     (c) If the Grantee's employment with the CCCISG Companies terminates for any reason, the Option shall not become exercisable with respect to any additional shares that the Grantee would have been entitled to purchase upon the occurrence of any anniversary date subsequent to the date of termination.

     (d) The maximum number of Options a Grantee can receive in any calendar year is 75,000 Options.

6.   EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon its adoption by resolution of the majority of the Board of Directors of CCCISG entitled to vote and shall continue in full force and effect until terminated. Such termination shall be no later than the day that the last option available to be exercised hereunder expires unless sooner terminated pursuant to Section 12 hereof.

7.   DURATION OF OPTION

     (a) The proper officers of CCCISG shall execute and deliver to each Grantee a written Stock Option Agreement which shall be executed by the Grantee and which shall state the Commencement Date, the total number of Shares subject to the Option, the Exercise Price for such Shares, any provisions relating to vesting of the Option and such other provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.


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     (b)  The maximum term of each Option granted under the Plan shall be the term set forth in the Stock Option Agreement which shall not exceed 10 years from the Commencement Date set forth in the Stock Option Agreement. Notwithstanding the maximum 10-year term, all Options granted under the Plan shall expire sooner as follows:

             (i) If the employment of a Grantee is terminated for any reason other than as specified in subparagraphs (ii),
                    (iii) or (iv) hereof, then the Option will expire on the thirtieth (30th) day after the date of such termination.

            (ii) Subject to subparagraphs (iii) and (iv) hereof, if the Grantee retires from the CCCISG Companies at an age at which such Grantee would be eligible to receive benefits under the Federal Social Security Act or retires with the consent of the Board of Directors of CCCISG, the Option will expire three (3) months after the date of termination.

           (iii) Subject to subparagraph (iv) hereof, if a Grantee becomes Disabled while serving in his capacity as an Employee, the Option will expire twelve (12) months after the date of termination of the Employee's employment as the result of having become Disabled.

            (iv) If a Grantee dies while serving as an Employee, or if the Grantee dies within twelve (12) months after termination of service in accordance with subparagraph (iii) hereof, or if the Grantee shall die within three (3) months after termination of service in accordance with subparagraph
                    (ii) hereof, the Option will expire twelve (12) months after the date of death.

Following termination of employment for any reason, no Option shall become exercisable except to the extent such Option was exercisable on the date of such termination.

8.   EXERCISE OF OPTION

     (a) Options shall be exercised by delivering or mailing at the time of exercise to the Secretary of CCCISG or his/her designee:


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             (i)    A notice, in the form and manner prescribed by the
                    Committee, specifying the number of shares to be purchased under an Option, and

            (ii) Payment in full of the Exercise Price, and any associated withholding tax, for the Shares so purchased by (1) a money order, cashiers check or certified check payable to CCCISG, (2) shares of Common Stock owned by the Grantee (duly endorsed), or (3) such other form of payment as shall be determined by the Committee to be acceptable. Any shares delivered to CCCISG as payment for Shares upon exercise of the Option shall be valued at their fair market value as of the date of exercise of the Option as determined by (A) reference to prices quoted on the Nasdaq National Market, or such other public exchange or market designated by the Committee, for the Common Stock or, (B) if no such quotation exists, as determined by the Committee in its sole discretion.

     (b) All Options granted under the Plan shall be subject to a vesting schedule, which shall be determined in the discretion of the Committee.

     (c) No Option shall be exercisable in whole or in part and no certificates representing Shares subject to the Option shall be delivered at any time that CCCISG shall determine that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless and until such withholding, shall have been effected.

     (d) Options shall be exercisable only with respect to whole Shares and shall not be exercisable with respect to fractional Shares.

9.   ADJUSTMENT OF AND CHANGES IN THE STOCK

     (a) In the event that the shares of Common Stock of CCCISG shall be changed into or exchanged for a different number or kind of shares of stock or other securities of CCCISG or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of CCCISG shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of CCCISG theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan, the number and kind of shares of stock or other


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securities into which each outstanding share of Common Stock of CCCISG shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of CCCISG or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     (b) No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 9. In case of any such adjustment the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by CCCISG to each Grantee which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     (c) In the event CCCISG is a party to a merger or other reorganization, outstanding options shall not be affected if CCCISG is the surviving corporation. If CCCISG is not the surviving corporation, outstanding options subject to the agreement of merger or reorganization shall either be continued by the surviving corporation at a comparable economic value, or a cash settlement shall be provided to optionholders for all vested and unvested options.

10.  ISSUANCE OF SHARES OF COMMON STOCK

     Upon receipt of the notice of exercise and payment of the Exercise Price, CCCISG shall, subject to the provisions of Section 8(c), issue to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to vote or receive dividends or other distributions nor any other rights as a stockholder of CCCISG shall exist with respect to Shares receivable notwithstanding the exercise of the Option. Except as provided in Section 9, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a Common Stock certificate is issued.

11.  TRANSFERABILITY OF OPTION

     Each Option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Grantee during his or her lifetime.


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12.  AMENDMENT OR TERMINATION OF THE PLAN

     (a) The Committee may amend the Plan from time to time in such respects as the Committee may deem advisable. Any such amendment may apply to any Options that were granted before the date such amendment is adopted, but that have not been exercised as of the date such amendment is adopted, provided that no such amendment shall change the number of Shares subject to, or the Exercise Price of, any such Option. No such amendment shall affect any Option that has been exercised before the date such amendment is adopted.

     (b) The Committee may at any time terminate the Plan. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

13.  AGREEMENT AND REPRESENTATIONS OF GRANTEE

     As a condition to the exercise of any portion of an Option, CCCISG may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or otherwise distribute such Shares. The Shares shall not be offered, sold, transferred, pledged or otherwise disposed of by the person exercising the Option in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, pledge or other disposition may be made without prior written opinion of counsel for CCCISG that such offer, sale, transfer, pledge or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule or regulation of any jurisdiction.

14.  TAX CONSIDERATIONS

     All options granted under the Plan are not intended to qualify, and shall not be treated as, "incentive stock options" as such term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended.

15.  RESERVATION OF SHARES

     CCCISG, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of CCCISG to obtain from any regulatory body having jurisdiction the authority deemed by CCCISG's counsel to be necessary for the lawful sale of any Shares hereunder shall relieve CCCISG of any liability in


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respect of the failure to sell such Shares as to which such requisite authority shall not have been obtained.

16.  NOTICE

     All notices delivered pursuant to the Plan shall be in writing, delivered by hand or by first class certified mail, return receipt requested, postage prepaid as specified in the Stock Option Agreement.

17.  GOVERNING LAW

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.


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